first financial bancorp

EXHIBIT 99.1

First Financial Bancorp

Accounting and Financial Reporting Matters Related to Acquired Loans

February 4, 2011

FFBC NASDAQ GLOBAL SELECT

fIRST

first financial bancorp

Forward-Looking Statement Disclosure

Certain statements contained in this presentation which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act (the "Act"). In addition, certain statements in future filings by First Financial with the SEC, in press releases, and in oral and written statements made by or with the approval of First Financial which are not statements of historical fact constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to, projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure and other financial items, statements of plans and objectives of First Financial or its management or board of directors, and statements of future economic performances and statements of assumptions underlying such statements. Words such as "believes", "anticipates", "likely", "expected", "intends", and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Management's analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

- management's ability to effectively execute its business plan;
- the risk that the strength of the United States economy in general and the strength of the local economies in which we conduct operations may continue to deteriorate resulting in, among other things, a further deterioration in credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio, allowance for loan and lease losses and overall financial performance;
- the ability of financial institutions to access sources of liquidity at a reasonable cost;
- the impact of recent upheaval in the financial markets and the effectiveness of domestic and international governmental actions taken in response, such as the U.S. Treasury's TARP and the FDIC's Temporary Liquidity Guarantee Program, and the effect of such governmental actions on us, our competitors and counterparties, financial markets generally and availability of credit specifically, and the U.S. and international economies, including potentially higher FDIC premiums arising from increased payments from FDIC insurance funds as a result of depository institution failures;
- the effect of and changes in policies and laws or regulatory agencies (notably the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act);
- inflation and possible changes in interest rates;
- our ability to keep up with technological changes;
- mergers and acquisitions, including costs or difficulties related to the integration of acquired companies and the wind-down of non-strategic operations that may be greater than expected;
- the risk that exploring merger and acquisition opportunities may detract from management's time and ability to successfully manage our company;
- expected cost savings in connection with the consolidation of recent acquisitions may not be fully realized or realized within the expected time frames, and deposit attrition, customer loss and revenue loss following completed acquisitions may be greater than expected;
- our ability to increase market share and control expenses;
- the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board and the SEC;
- adverse changes in the securities and debt markets;
- our success in recruiting and retaining the necessary personnel to support business growth and expansion and maintain sufficient expertise to support increasingly complex products and services;
- monetary and fiscal policies of the Board of Governors of the Federal Reserve System (Federal Reserve) and the U.S. government and other governmental initiatives affecting the financial services industry;
- our ability to manage loan delinquency and charge-off rates and changes in estimation of the adequacy of the allowance for loan losses; and
- the costs and effects of litigation and of unexpected or adverse outcomes in such litigation.

In addition, please refer to our Annual Report on Form 10-K for the year ended December 31, 2009, as well as our other filings with the SEC, for a more detailed discussion of these risks and uncertainties and other factors. Such forward-looking statements are meaningful only on the date when such statements are made, and First Financial undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such a statement is made to reflect the occurrence of unanticipated events.

Overview

- Transaction background
- Accounting detail
  - Financial statement accounts utilized by First Financial for purchase accounting and FDIC assisted transactions
  - Accounting "Day 1" – valuations and accounting treatment [1]
  - Accounting "Day 2" – ongoing accounting
  - Drivers of variability
- Strategic importance
  - Understanding the current embedded value
  - What's important to monitor
  - Overall strategic value

[1] Utilizing ASC Topic 310-30 (formerly SOP 03-3) or ASC Topic 310-20 (formerly FAS 91)

Transaction Background

fIRST
first financial bancorp

Overview of 2009 FDIC-Assisted Transactions

	Peoples Community Bank	Irwin Union Bank & Trust / Irwin Union FSB
Franchise	▪ Acquired 19 banking centers in Cincinnati MSA	▪ Acquired 27 banking centers
Loss Share Covered Assets	▪ Estimated $342 million in fair value	▪ Estimated $1.8 billion in fair value ▪ Purchase excluded ORE, acquisition, development and construction loans, residential, commercial land loans and most nonperforming loans
Loss Share Agreement	▪ FDIC stated threshold of $190 million, no first loss position ▪ FDIC assumes 80% of losses between $0 and threshold ▪ FDIC assumes 95% of losses over threshold	▪ FDIC stated threshold of $636 million, no first loss position ▪ FDIC assumes 80% of the losses between $0 and threshold ▪ FDIC assumes 95% of the losses over threshold
Uncovered Assets	▪ Cash (at book value), securities (at fair market value) and other tangible assets	▪ Cash (at book value), securities (at fair market value) and other tangible assets
Liabilities Assumed	▪ $585 million in liabilities ▪ $521 million in deposits	▪ $2.9 billion in liabilities ▪ $2.5 billion in deposits
Bid	▪ Asset discount of approximately 7% ▪ Deposit premium of 1.5%	▪ Asset discount of approximately 25% ▪ Deposit premium of approximately 1%
Integration	▪ Complete	▪ Complete

first financial bancorp

Accounting Detail

fIRST
first financial bancorp

Impact on Financial Reporting Presentation

- **Balance sheet**
  - **Covered loans**: loans covered by FDIC loss share agreements and disclosed separately from legacy portfolio
  - **Allowance for loan and lease losses – acquired**: represents recorded net impairment of ASC Topic 310-30 loan pools that are periodically revalued
  - **FDIC indemnification asset**: net present value of estimated future loss reimbursements to be received from the FDIC
    - Classified as an earning asset for net interest margin purposes
- **Income statement – embedded**
  - **Net interest margin**: impacted by yield on both acquired loans and the FDIC indemnification asset
- **Income statement – discrete accounts**
  - **Provision for loan and lease losses – acquired**: represents current period net of impairment and actual charge-offs (see slide 11 for additional detail) of ASC Topic 310-30 loan pools
  - **FDIC loss sharing income**: expected reimbursements from the FDIC that offsets credit costs related to covered loans
  - **Accelerated discount on acquired loans**: unamortized discount recognized as a result of loan prepayments or sales; recorded as noninterest income

fIRST
first financial bancorp

Day 1
Valuation and Accounting Treatment



15%
Credit-based valuation adjustment - FFBC
Credit-based valuation adjustment covered by FDIC indemnification
Rate-based valuation adjustment
26%
59%



11%
Dollars in Millions
$228
ASC Topic 310-30 loans are valued in 27 separate valuation pools
$1,857
89%
ASC Topic 310-30
ASC Topic 310-20

Total discount - $583 million

Approximate values at acquisition date (millions):

Credit-based adjustment covered by FDIC - $345*

Credit-based adjustment proportional to FFBC - $86

Rate-based adjustment - $152

Total valuation adjustments = 21.9% of UPB

*FDIC indemnification asset value assumes present value adjustments based on timing of cash flows.

Day 1 Balance Sheet Accounts

Dollars in millions	Irwin	Peoples	Total
Covered loans	$1,754	$331	$2,085
FDIC indemnification asset	225	63	288
	$1,979	$394	$2,373

Day 2
Expected Cash Flow Illustration
ASC Topic 310-30 Loans

Components of Acquired Loan Balances


Contractual Cash Flows
Expected Cash Flows
Non Accretable Difference
Accretable Difference
Recorded Investment
Non Accretable Difference
Accretable Difference
Recorded Investment
Original
Revalued with Improvement

- **Contractual cash flows**: sum of all principal and interest payments borrowers are contractually obligated to repay
- **Expected cash flows**: sum of all principal and interest payments borrowers are expected to repay
- **Non-accretable difference**: difference between contractual cash flows and expected cash flows
- **Accretable difference**: difference between gross expected cash flows and recorded investment – includes both expected coupon of the loan and discount accretion
- **Recorded investment**: net present value of all expected cash flows at Day 1 and adjusted for subsequent Day 2 activity (e.g., payments, charge-offs, accretion)

- This graph presents a scenario where cash flow expectations are improving and no prior impairment had been recognized
- The financial impact of the reclassification from non-accretable difference to accretable difference is recognized prospectively through an increase in the accretion rate
- In a scenario where the cash flow expectations are deteriorating, the financial impact is recorded as provision expense in the current period

Day 2
Drivers of Variability

- Variability in valuation assumptions
  - Assumption changes for credit losses will impact:
    - Prospective yield on FDIC indemnification asset
    - Prospective yield on acquired loans (only for improvement)
    - Acquired loan provision expense – increase and/or recapture of previously recognized impairment
  - Assumption changes in timing of cash flows will impact:
    - Prospective yield on FDIC indemnification asset
    - Prospective yield on acquired loans
    - Acquired loan provision expense – increase and/or recapture of previously recognized impairment
- Variability in borrower behavior
  - Prepayment activity will impact:
    - Accelerated discount recognition
    - Assumption changes noted above

fIRST
first financial bancorp

Day 2 Components of Acquired Loan Provision Expense

Dollars in thousands	For the three months ended December 31, 2010	Description
Current period impairment	$14,592	Represents reduction in expected cash flows related to certain loan pools
Prior period impairment recapture	(9,654)	Represents improvement in expected cash flows related to loan pools that experienced impairment in prior periods
Net impairment for period	4,938	
Net charge-offs	9,059	Represents actual, unexpected net charge-offs of acquired loans during the period [1]
Provision for loan and lease losses - acquired	$13,997	
FDIC loss share income (Noninterest income)	$11,306	Represents receivable due from FDIC on estimated credit losses; calculated as approximately 80% of provision for loan and lease losses related to covered loans
	$2,691	Difference between these two amounts represents actual credit costs for the period

[1] Expected losses are considered in the recorded investment value

fIRST
first financial bancorp

Impact on Earnings

- What does this mean for quarterly earnings?
  - Strong operating results
  - Variability in isolated components
    - Variability in valuations will change
      - Margin (rate based)
      - FDIC loss share income and provision expense
    - Variability in borrower behavior will change
      - Margin (volume based)
      - Accelerated discount (from prepayments: recorded as noninterest income)
    - Change in accretable difference and overall value recognition
      - The longer the loans remain, the greater the value; value is also recognized if prepayment occurs
- View the performance of the acquired loans separately due to unique drivers
- To improve comparability of the results, we have begun reporting pre-tax, pre-provision earnings excluding the discretely identified accounts noted on page 13

FIRST

first financial bancorp

Pre-Tax, Pre-Provision Income

	For the three months ended				
	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009
Pre-tax, pre-provision income [1]	$ 34,844	$ 33,631	$ 37,216	$ 31,126	$ 35,724
Accelerated discount on acquired loans related to:					
Loan sales	-	362	-	1,927	2,919
Prepayments	6,113	9,086	7,408	4,171	5,296
Total accelerated discount	6,113	9,448	7,408	6,098	8,215
Less: gain on sales of non-mortgage loans [2]	-	2,034	-	-	-
Plus: FHLB prepayment penalty	-	8,029	-	-	-
Pre-tax, pre-provision income, net of accelerated discount, gain on sales of non-mortgage loans and FHLB prepayment penalty	$ 28,731	$ 30,178	$ 29,808	$ 25,028	$ 27,509

[1] Represents income before taxes plus provision for all loans less FDIC loss sharing income

[2] Represents gain on sale of loans originated by franchise finance business

first financial bancorp

Strategic Importance & Embedded Value

Low Risk Balance Sheet

Stress Case

- Illustrates the strength of our balance sheet assuming a full charge-off of all acquired loans under FDIC loss share agreements and a full charge-off of all uncovered non-performing loans.
- Nonperforming Assets = $89 million
- Covered Loans = $1.5 billion

Risk Based Capital Ratio


2.35%
1.11%
19.72%
16.26%
Peers = 13.39%
Chargeoff
Actual12/31/2010
All Covered Loans
Non-Performing Uncovered
Stress Case 12/31/2010

Tangible Common Equity to Tangible Assets


1.31%
0.79%
10.33%
8.23%
Peers = 7.06%
Chargeoff
Actual12/31/2010
All Covered Loans
Non-Performing Uncovered
Stress Case 12/31/2010

Total Assets by Risk Weighting %

As of December 31, 2010

(Dollars in millions)


Peer % of 100% RWAs = 59.3%
$276
4%
$2,928
48%
$2,652
42%
$394
6%
100%
50%
20%
0%

- Return on Risk Weighted Assets = 1.54% (Peer Median[(1)] = 1.03%)
- Risk Weighted Assets / Total Assets = 58.99% (Peer Median[(1)] = 73.13%)

(1) Represents Peer Group II, comprised of approximately 30 bank holding companies conducting business in similar geographic markets as listed in the Company's Annual Report, based on financial data as of September 30, 2010

first financial bancorp

Comparison of Financial Impact

The tables below present a comparison of the impact on diluted earnings per share under various scenarios

Extreme Cases

- If all acquired loans were to prepay immediately, diluted EPS would benefit by **$1.26** per share.
- The absolute worst case scenario – a 100% loss on all acquired loans – would negatively impact diluted EPS by **$0.75** per share.

Best Estimate

If only ASC Topic 310-30 loans were to pay as expected, the benefit to diluted EPS would be **$5.58**, earned over the *remaining* life of the portfolio. Current *weighted average* life is approximately 4 years.

Extreme Scenarios - All Acquired Loans

Recognition of Noninterest Income Assumes All Acquired Loans Prepay Immediately	
Dollars in thousands; as of December 31, 2010	
Unamortized discount	$336,815
FDIC indemnification asset	(222,648)
Discount net of indemnification asset	$114,167
Impact of immediate recognition of unamortized discount on diluted earnings per share [1]	**$1.26**

Estimated Maximum Credit Loss Exposure Assumes 100% Loss on Total UPB	
Dollars in thousands; as of December 31, 2010	
FFBC share of stated loss threshold	$134,371
FFBC share of max. additional losses	63,853
Maximum possible credit loss	198,224
FDIC indemnification asset	222,648
Unamortized discount	(336,815)
Allowance for loan losses - acquired	(16,493)
Adjusted max. possible credit loss	$67,564
Impact of immediate recognition of additional credit losses on diluted earnings per share [1]	**($0.75)**

Payment as Expected

Recognition of Interest Income Assumes Loans Amortize Over Expected Life	
Dollars in thousands; as of December 31, 2010	
Total expected cash flows	$1,860,076
Recorded investment	1,353,057
Total accretable difference	507,019
FDIC indemnification asset [2]	(2,800)
Total net accretable difference	$504,219
Impact of accretable difference on diluted earnings per share over expected life of loans [1]	**$5.58**

[1] Based on fourth quarter 2010 average diluted common shares outstanding of 58,688,415; tax rate of 35% applied

[2] Projected amortization of FDIC indemnification asset over average expected life of portfolio

FIRST
first financial bancorp

Timing of Revenue Recognition
ASC Topic 310-30 Loans



$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$0
$507,019
$283,343
<<< Time >>>
Unamortized Discount
Cumulative Accretable Difference

- If ASC Topic 310-30 loans pay as expected, the entire accretable difference will be recognized over the remaining life of the loans
- As loans prepay, accelerated discount will be recognized and the accretable difference will decrease
- Over time, there will be less accelerated discount recognized as normal accretion reduces both the recorded investment and the unamortized discount

ASC Topic 310-30 Loans Only

Recognition of Noninterest Income
Assumes All Loans Prepay Immediately

Dollars in thousands; as of December 31, 2010

Unamortized discount	$283,343
FDIC indemnification asset	(184,148)
Discount net of indemnification asset	$99,195
Impact of immediate recognition of unamortized discount on diluted earnings per share [1]	**$1.10**

Recognition of Interest Income
Assumes Loans Amortize Over Expected Life

Dollars in thousands; as of December 31, 2010

Total expected cash flows	$1,860,076
Recorded investment	1,353,057
Total accretable difference	$507,019
FDIC indemnification asset [2]	(2,800)
Total net accretable difference	$504,219
Impact of accretable difference on diluted earnings per share over expected life of loans [1]	**$5.58**

[1] Based on fourth quarter 2010 average diluted common shares outstanding of 58,688,415; tax rate of 35% applied
[2] Projected amortization of FDIC indemnification asset over average expected life of portfolio

FIRST
first financial bancorp

"Bear Case" vs. "Bull Case" Cash Reinvestment Scenarios

Dollars in thousands	As of December 31, 2010
Recorded investment / carrying value [1]	$1,481,493
Unamortized discount	336,815
Unpaid principal balance	$1,818,308

[1] Total balance of loans covered under loss share agreements.

If all covered loans repaid today at 100% UPB, this is the amount of cash that would be received and reinvested in other interest-earning assets

Question:

What happens when the covered loans go away?

Interest Income Comparison

- *The "bear case" assumes cash proceeds from repayment of covered loans are used to purchase investment securities. The "bull case" assumes proceeds are used to fund loan growth.*

		"Bear Case"	"Bull Case"
	Covered Loans	Reinvested in Investments	Reinvested in New Loans
Balance	$1,481,493	$1,818,308	$1,818,308
Yield on asset [2]	10.74%	2.75%	5.35%
Annualized interest income		$50,003	$97,279
Annualized interest income per diluted share [3]		**$0.55**	**$1.08**

[2] Based on current or prospective asset yields as of the date of this presentation

[3] Based on fourth quarter 2010 average diluted common shares outstanding of 58,688,415; tax rate of 35% applied

fIRST

first financial bancorp

What is the Embedded Value?

- Higher reinvestment balances
  - Book value of acquired loans is less than the unpaid principal balance
  - Full payoff = increase in earning assets
    - Interest income is not fully offset by lower reinvestment yield

- Additional capital to leverage from discount accretion
  - Immediate repayment scenario = $74.2 million in additional capital leveraged at 8% = $928 million in additional earning asset support
  - Additional "Bear Case" = $0.28 per diluted common share; "Bull Case" = $0.55 per diluted common share
  - Total levered "Bear" case = $0.83 per diluted share
  - Total levered "Bull" case = $1.63 per diluted share

	Covered Loans	"Bear Case" Reinvested in Investments	"Bull Case" Reinvested in New Loans
Balance	$1,481,493	$1,818,308	$1,818,308
Yield on asset [1]	10.74%	2.75%	5.35%
Annualized interest income		50,003	97,279
Annualized interest income per diluted share [2]		**$0.55**	**$1.08**
Tax effected gain		74,209	74,209
Additional assets levered at 8%		927,607	927,607
Additional annualized interest income		25,509	49,627
EPS impact from leverage [2]		**$0.28**	**$0.55**
Total EPS impact [2]		**$0.83**	**$1.63**

[1] Based on current or prospective asset yields as of the date of this presentation

[2] Based on fourth quarter 2010 average diluted common shares outstanding of 58,688,415; tax rate of 35% applied

What's Important to Measure?

first financial bancorp

- Strategic performance
  - Overall retention rates of strategic loan portfolio
    - Will impact whether the "bull" or "bear" case is realized
    - Current retention rate is greater than 80% - leaning toward bull case

- Important to monitor
  - Accretable difference – page 16
    - Estimate provided each quarter
    - Provides our best estimate of what will ultimately get recorded (net of taxes) in our book value through earnings – currently $507 million (gross) or $5.58 per share (net)
  - FDIC loss share income and provision expense on acquired loans – page 11
    - Lower is better for both numbers as they are derived from our valuation impairments and credit losses
  - Yield on acquired assets
    - Indicates our current estimate of credit performance relative to expectations – currently trending better than original estimates resulting in a higher yield and an increase in the accretable difference
  - Yield on FDIC indemnification asset
    - Lower is better due to the positive correlation of expected losses and indemnification asset value

fIRST

first financial bancorp

Another step on the path to success

FFBC
NASDAQ
GLOBAL SELECT